43rd Annual Scotia Howard Weil Energy Conference March 23rd, 2015

Forward-looking Statements This presentation contains various forward-looking statements and information that are based on management’s current expectations and assumptions about future events. Forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “expect,” “anticipate,” “plan,” “intend,” “seek,” “will,” “should,” “goal” and other words that convey the uncertainty of future events and outcomes. Forward-looking information includes, among other matters, statements regarding the Company’s anticipated growth, quality of assets, rig utilization rate, capital spending by oil and gas companies, production rates, the Company's growth strategy, and the Company's international operations. Although the Company believes that the expectations and assumptions reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, the continued demand for drilling services or production services in the geographic areas where we operate, decisions about exploration and development projects to be made by oil and gas exploration and production companies, the highly competitive nature of our business, technological advancements and trends in our industry, and improvements in our competitors’ equipment, the loss of one or more of our major clients or a decrease in their demand for our services, future compliance with covenants under our senior secured revolving credit facility and our senior notes, operating hazards inherent in our operations, the supply of marketable drilling rigs, well servicing rigs, coiled tubing and wireline units within the industry, the continued availability of drilling rig, well servicing rig, coiled tubing and wireline unit components, the continued availability of qualified personnel, the success or failure of our acquisition strategy, including our ability to finance acquisitions, manage growth and effectively integrate acquisitions, the political, economic, regulatory and other uncertainties encountered by our operations, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment. Should one or more of these risks, contingencies or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Many of these factors have been discussed in more detail in the Company's annual report on Form 10- K for the fiscal year ended December 31, 2014. Unpredictable or unknown factors that the Company has not discussed in this presentation or in its filings with the Securities and Exchange Commission could also have material adverse effects on actual results of matters that are the subject of the forward-looking statements. All forward-looking statements speak only as the date on which they are made and the Company undertakes no duty to update or revise any forward-looking statements. We advise our shareholders to use caution and common sense when considering our forward-looking statements. 2

Pioneer Energy Services (1) As of December 31, 2014 (2) Market Capitalization as of March 18, 2015; debt and cash as of December 31, 2014 TICKER SYMBOL: PES (NYSE) TTM REVENUE1: $1.1 BILLION MARKET CAPITALIZATION2: $317 MILLION ENTERPRISE VALUE2: $738 MILLION SERVICE LINES: LAND DRILLING, WELL SERVICING, WIRELINE, COILED TUBING EMPLOYEES: 3,400 3

Diversified Services % of TTM REVENUE1 (1) Revenue breakdown based on trailing twelve month revenue as of December 31, 2014 of $1,055 million (2) Projected fleet size on April 1, 2015 DRILLING SERVICES2 Drilling Services - US 29 Rigs Drilling Services – Colombia 8 Rigs Total Drilling 37 Rigs PRODUCTION SERVICES Well Servicing 118 Rigs Wireline 128 Units Coiled Tubing 17 Units Production Services 51% Drilling - Colombia 10% Drilling - US 39% 4 Note: US drilling fleet downsized by 46%

Fleet Composition • Adding nine well servicing rigs and eight wireline units in 2015 • Delivering five, term-contracted new-build drilling rigs in 2015 DRILLING SERVICES WELL SERVICING WIRELINE COILED TUBING 74 74 89 108 109 116 125 2009 2010 2011 2012 2013 2014 2015E 5 3 6 10 13 13 17 17 2009 2010 2011 2012 2013 2014 2015E 63 84 105 120 119 120 128 2009 2010 2011 2012 2013 2014 2015E 71 71 64 69 62 53 42 2009 2010 2011 2012 2013 2014 2015E1 1 (1) At December 31, 2014, the marketable fleet included 53 drilling rigs with nine additional rigs classified as held-for-sale. In Q1 2015, the Company expects to sell the nine rigs held-for-sale as well as an additional 16 rigs to end the quarter at 37 rigs.

Recent Updates Overall • Due to impacts from greater than anticipated pricing concessions, a more rapid reduction in activity levels from lower operator spending, and adverse weather in certain operating locations, we now expect: • Production service revenue to be down 28-33% relative to guidance of down 15-20% from the fourth quarter of 2014 • Production service gross margin percent to be 27%-29% relative to guidance of 29%-31%, down from 36.1% in the fourth quarter of 2014 Drilling • February quarter-to-date utilization was 86% based on an average fleet of 49 rigs • Current utilization1 is 76% based on a fleet of 38 rigs • Expect to end the first quarter of 2015 with 29 rigs in the US and 8 rigs in Colombia for a total of 37 rigs Well Servicing • February quarter-to-date utilization was 80% Coiled Tubing • February quarter-to-date utilization was 36% 6 (1) On March 23, 2015

Investment Considerations Summary • Exposure to the full well life cycle including drilling, completions, workovers and on-going well maintenance • Approximately 60% of US revenue1 attributable to three key U.S. markets: Bakken shale, Eagle Ford shale and the Permian • Balance sheet well-positioned for long-term growth and for the 2015 reduction in customer spending • Industry-leading safety results continue to strengthen our activity levels and client base (1) Trailing twelve months as of December 31, 2014 7

Exposure to the Full Well Life Cycle Plug and Perforate Toe Prep Drilling Maintenance until Plug and Abandon Drill Out Plugs Complete and Install Artificial Lift 8

Leverage to Three Key U.S. Markets (Approximately 60% of TTM US Revenue) Production Services 51% Drilling Services 49% Drilling Services 86% Production Services 14% Production Services 62% Drilling Services 38% EAGLE FORD1 PERMIAN1 BAKKEN1 (1) Breakdown based on trailing twelve month revenue as of December 31, 2014 9

Leverage and Debt Maturities • Restructured balance sheet in 2014 through multiple capital markets transactions • Completed $300 million 6.125% Senior Notes offering • Redeemed $425 million of 9.875% Senior Notes • Extended and upsized revolving credit facility capacity from $250 million to $350 million • Total Debt/LTM EBITDA is 1.8x Source: Public filings and non-GAAP reconciliations disclosed by each company for the twelve month period ended 12/31/2014 except for PDS, FES, and NBR which are as of 9/30/14; Capital IQ Note: EBITDA represents the adjusted EBITDA as reported by each individual company. PES ratio is as reported in the 2014 10-K related to the credit facility calculation. $160 $300 $0 $100 $200 $300 $400 2015 2016 2017 2018 2019 2020 2021 2022 ($ m ill io n s) Debt Maturities Credit Facility 6.125% Senior Notes 10 0.0x 1.0x 1.8x 2.4x 2.5x 2.7x 2.9x 3.6x 6.0x HP PTEN PES PKD NBR PDS BAS FES KEG Total Debt / LTM EBITDA

Industry-Leading Safety • For many years, Pioneer has been a leader in U.S. land drilling safety. Our commitment to industry-leading safety helps us retain high-quality employees, broaden our client base, and reduce operating costs. 0 1 2 3 4 5 2008 2009 2010 2011 2012 2013 2014 PES - US Land IADC - US Land without PES Total Recordable Incident Rate (injuries per 200,000 man-hours) 11 Source: IADC

PRODUCTION SERVICES 12

Well Servicing • Of the top-tier well servicing providers, Pioneer has the: • Highest utilization rate • Highest average hourly rate • Highest average horsepower fleet with all rigs either 550HP or 600HP • Highest percentage of taller mast rigs with all masts either 104’, 112’ or 116’ in height • For the Association of Energy Service Contractors (AESC) Annual Safety Awards awarded: • 1st place in 2011 (Division IV) • 3rd place in 2012 (Division IV) • 1st place in 2013 (Division V - largest division) • 2nd place in 2014 (Division V - largest division) • 100% of rigs are capable of working in the unconventional plays • Established in the Bakken, Eagle Ford, Fayetteville, and along the Texas/Louisiana Gulf Coast (1) Year-end rig count SERVICE OVERVIEW OPERATING LOCATIONS FLEET GROWTH1 74 74 89 108 109 116 125 2009 2010 2011 2012 2013 2014 2015E 13

Wireline • Leading market share position in a number of key geographic markets • Majority of revenue derived from cased-hole operations that include perforating, logging, and pipe recovery • Established in the Bakken, Eagle Ford, Permian, Niobrara, Mississippian, and onshore/offshore Louisiana (1) Based on Q4 2014 revenue (2) Year-end unit count SERVICE OVERVIEW OPERATING LOCATIONS FLEET GROWTH2 DIVERSIFIED SERVICE OFFERINGS1 14 Open/Cased Hole Logging Mechanical Services Plug/Shoot 63 84 105 120 119 120 128 2009 2010 2011 2012 2013 2014 2015E

Coiled Tubing • Significant player in the offshore coiled tubing market • Fleet currently provides an array of services with coil capabilities ranging from 1.25” to 2.375” coiled tubing • Established in the Eagle Ford, Haynesville and onshore/offshore Louisiana SERVICE OVERVIEW OPERATING LOCATIONS UNIT COUNT1: 17 FLEET GROWTH2 (1) Coil unit size is based on most common configuration; all units are capable of running 2” and <2” coil (2) Year-end rig count 3 7 7 2 3/8" 2" < 2" Onshore Units 12 Offshore Units 5 15 3 6 10 13 13 17 17 2009 2010 2011 2012 2013 2014 2015E

DRILLING SERVICES 16

Drilling Services • Over 70% of US drilling revenue1 is generated in the Bakken, Eagle Ford, and Permian • 95%2 of rigs are capable of drilling horizontally in the unconventional plays • Pioneer Tier 1 drilling rigs are outfitted with industry- leading 2,000HP mud pumps and 7,500psi fluid ends for maximum penetration rates • Premier drilling contractor in Colombia, with several rigs awarded for top performance in 2012 (1) Based on trailing twelve months as of December 31, 2014 (2) Rig count based on projected count at March 31, 2015 SERVICE OVERVIEW OPERATING LOCATIONS TTM DRILLING REVENUE1: $516 million TTM US DRILLING REVENUE1: $412 million US 80% Colombia 20% Bakken 29% Eagle Ford/STX 29% Permian 27% Marcellus/ Utica 5% Uinta 10% 17

Pioneer Drilling Rig Class Comparison RIG FLEET CHARACTERISTICS Mechanical Electric Number of Rigs1 4 33 % of Fleet 11% 89% AC/SCR --- 11/22 Drawworks 900-1,300HP 1,000-2,000HP Top Drive Up to 500 Ton AC 250-500 Ton AC Mud Pumps 1,000-1,600HP 1,300-2,000HP Walking/Skidding – Installed 25% 82% Utilization % 100% 85% (1) Projected rig fleet at April 1, 2015 Note: Utilization as of earnings call on February 17, 2015 18 900HP 3% 1,000HP 19% 1,200-2,000HP 78% Horizontal 95% Vertical 5%

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Historical Financial Results REVENUE / ADJUSTED EBITDA ($ millions) CAPEX SPEND ($ millions) Note: All data points reflect calendar year and trailing twelve months information derived from 10-K and 10-Q filings. Please refer to Reconciliation of Adjusted EBITDA to Net Income on slide 22 20 $326 $487 $716 $919 $960 $1,055 $75 $103 $191 $249 $235 $277 $0 $125 $250 $375 $500 $625 $750 $875 $1,000 $1,125 2009 2010 2011 2012 2013 2014 Revenue Adjusted EBITDA $115 $131 $210 $364 $165 $175 $0 $50 $100 $150 $200 $250 $300 $350 $400 2009 2010 2011 2012 2013 2014

Liquidity and Capital Structure December 31st, 2014 ($ millions) Actual Cash $ 34.9 Senior Secured Revolving Credit Facility due 2019 155.0 6.125% Senior Unsecured Notes due 2022 300.0 Other 0.1 Total Debt $ 455.1 Shareholders' Equity 495.1 Total Capitalization $ 950.2 Liquidity1 $ 211.4 Debt/LTM EBITDA2 1.8x Debt/Total Book Capitalization 47.9% (1) Defined as remaining credit facility capacity plus cash less LCs outstanding (2) Total consolidated leverage ratio as reported in Form 10-K for fiscal year 2014 21

Reconciliation of Adjusted EBITDA to Net Income

PIONEER

We define Adjusted EBITDA as earnings (loss) before interest income (expense), taxes, depreciation, amortization, loss on extinguishment of debt, impairments, and the Colombian Net Equity Tax. We use this non-GAAP measure, together with our GAAP financial metrics, to assess our financial performance and evaluate our overall progress towards meeting our long-term financial objectives. We believe that this measure is useful to investors and analysts in allowing for greater transparency of our operating performance and makes it easier to compare our results with those of other companies within our industry. Adjusted EBITDA should not be considered (a) in isolation of, or as a substitute for, net income (loss), (b) as an indication of cash flows from operating activities or (c) as a measure of liquidity. In addition, Adjusted EBITDA does not represent funds available for discretionary use. Adjusted EBITDA may not be comparable to other similarly titled measures reported by other companies. A reconciliation of adjusted EBITDA to net income (loss) as reported is included in the tables below:

	Year-Ending December 31,				
($ in millions)	2010	2011	2012	2013	2014
Adjusted EBITDA	**103.2**	**191.2**	**249.3**	**234.7**	**277.1**
Colombian Net Equity Tax	-	(7.3)	-	-	-
Depreciation & Amortization	(120.8)	(132.8)	(164.7)	(187.9)	(183.4)
Net Interest	(26.6)	(29.7)	(37.0)	(48.3)	(38.8)
Loss on Extinguishment of Debt	-	-	-	-	(31.2)
Impairment Expense	(3.3)	(0.5)	(1.1)	(54.3)	(73.0)
Income Tax (Expense) Benefit	14.3	(9.7)	(16.4)	19.8	11.3
Net Income (Loss)	**(33.3)**	**11.2**	**30.0**	**(35.9)**	**(38.0)**

($ in millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	TTM
Adjusted EBITDA	**63.3**	**69.7**	**78.1**	**66.0**	**277.1**
Depreciation & Amortization	(45.5)	(45.8)	(46.1)	(46.0)	(183.4)
Net Interest	(12.4)	(10.7)	(9.0)	(6.7)	(38.8)
Impairment Expense	-	-	(0.7)	(72.3)	(73.0)
Loss on Extinguishment of Debt	(7.9)	(14.6)	-	(8.7)	(31.2)
Income Tax (Expense) Benefit	(0.0)	1.1	(9.9)	20.2	11.3
Net Income (Loss)	**(2.6)**	**(0.3)**	**12.5**	**(47.6)**	**(38.0)**

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